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               Consent of Independent Accountants


         We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 121 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 9, 1998, relating to the financial statements and financial highlights of The Alliance Fund, Inc. (the "Fund"), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus relating to Class A, Class B and Class C shares of the Fund (the "Retail Prospectus") and the Prospectus relating to the Advisor Class shares of the Fund (the "Advisor Class Prospectus") which constitute part of this Registration Statement. We also consent to the references to us under the headings "Shareholder Services-Statements and Reports" and "General Information-Independent Accountants" in such Statement of Additional Information and to the references to us under the headings "Financial Highlights" in the Retail Prospectus and "Conversion Feature- Description of Class A Shares" in the Advisor Class Prospectus.

/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York  10036
January 23, 1998
























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